exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AgeX Therapeutics, Inc., pertaining to the 2017 Equity Incentive Plan, of our report dated March 31, 2021 relating to the consolidated financial statements of AgeX Therapeutics, Inc., which appears in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

/s/ OUM & Co. LLP

San Francisco, California

January 4, 2022